As filed with the Securities and Exchange Commission on March 31, 2000
                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                               SITEK, INCORPORATED
             (Exact name of registrant as specified in its charter)

            Delaware                                             86-0923886
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                  1817 West Fourth Street, Tempe, Arizona 85281
               (Address of principal executive offices) (zip code)

                               SITEK, INCORPORATED
                            1999 STOCK INCENTIVE PLAN
                              DIRECTOR OPTION GRANT
                            (Full title of the plan)

  Don M. Jackson, Jr.                                      COPY TO:
Chief Executive Officer                              P. Robert Moya, Esq.
  SITEK, INCORPORATED                                   QUARLES & BRADY
1817 West Fourth Street                       One East Camelback Road, Suite 400
 Tempe, Arizona 85281                            Phoenix, Arizona  85012-1659
                     (Name and address of agent for service)

                                 (480) 921-8555
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

================================================================================
  Title of                       Proposed       Proposed maximum     Amount of
securities to   Amount to be  maximum offering     aggregate        registration
be registered    registered   price per share    offering price         fee
--------------------------------------------------------------------------------
Common Stock,
$.005 par value
per Share        2,750,000(1)     (2)(3)          $15,153,996(2)       $4,001
================================================================================

(1) The 1999 Stock Incentive Plan provides for the possible adjustment of the number, price and kind of shares covered by options granted or to be granted in the event of certain capital or other changes affecting the Registrant's Common Stock. This Registration Statement therefore covers, in addition to the above-stated 2,750,000 shares, an indeterminate number of shares that may become subject to the 1999 Stock Incentive Plan by means of any such adjustment.
(2) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon (i) the aggregate exercise price of $3.042 for the 1,738,000 shares underlying outstanding options, and (ii) as to the remaining 1,038,500 shares available, $9.75 per share, which is the average of the high and low sales prices of the Registrant's Common Stock as reported in the OTC Bulletin Board on March 7, 2000.
(3) The actual offering price will be determined in accordance with the terms of the 1999 Stock Incentive Plan, which provides that such price shall not be less than 100% of the fair market value of the Registrant's Common Stock on the date on which the option is granted.

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
                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1 AND ITEM 2.

     Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given or has been given or sent to participants of the various employee benefit plans as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.

     The following documents filed by Sitek, Incorporated (the "Registrant" or "Sitek") with the Securities and Exchange Commission (the "Commission") pursuant to Section 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K, and Amendment No. 1 thereto on Form 10-K/A, for the fiscal year ended March 31, 1999;

     (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal periods ended June 30, 1999, September 30, 1999 and December 31, 1999.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     The class of securities registered is common stock, $.005 par value, of Sitek, Incorporated. The Registrant's certificate of incorporation authorizes Sitek to issue 50,000,000 shares of common stock and 5,000,000 shares of preferred stock, $.01 par value. The preferred stock may be issued in such series, and with such designations, as the Board of Directors may specify at the time of issuance. Sitek has designated 500,000 shares of the preferred stock as "Series A Preferred Stock."

     The holders of Sitek common stock are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. Shareholders have no cumulative voting rights, which means that the holders of shares entitled to exercise more than 50% of the voting rights are able to elect all of the directors. The certificate of incorporation does not provide for classification of the Board of Directors.

     Subject to any prior rights of holders of preferred stock, dividends may be paid to holders of common stock when, as and if declared by the Board of Directors out of funds legally available therefor, subject to any contractual restrictions on the payment of dividends. If Sitek is liquidated, dissolved or wound up, the holders of common stock will be entitled to receive their pro rata share of the assets of Sitek remaining after payment or provision for payment of its debts and other liabilities and the amount of any preferred stock liquidation preference.

     The Sitek common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145(a) of the General Corporation Law of the State of Delaware (the "General Corporation Law") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

     Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards as set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of such person against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under such
Section 145.

     Section 102(b)(7) of the General Corporation Law provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for monetary damages for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase or redemption which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. The Company's Certificate of Incorporation contains such a provision.

     The Company's Bylaws provide that the Company shall indemnify officers and directors to the full extent permitted by and in the manner permissible under the law.

     The Company has directors and officers' liability insurance coverage.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     See Exhibit Index following the signature page of this registration statement, which is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-ef fective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Reference is made to the indemnification provisions referred to in Item 6 of this registration statement.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 31, 2000.

                                        SITEK, INCORPORATED


                                        By: /s/ Don M. Jackson, Jr.
                                            ------------------------------------
                                            Don M. Jackson, Jr.
                                            Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Don M. Jackson, Jr. his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       Person                          Title                           Date
       ------                          -----                           ----


/s/ Don M. Jackson, Jr.   Chairman of the Board of Directors,     March 31, 2000
------------------------  President and Chief Executive Officer
Don M. Jackson, Jr.       (Principal Executive Officer)


/s/ Gloria Zemla          Chief Financial Officer                 March 31, 2000
------------------------  (Principal Financial Officer)
Gloria Zemla


/s/ Maurice McGill        Director                                March 31, 2000
------------------------
Maurice McGill


/s/ Howard Neff           Director                                March 31, 2000
------------------------
Howard Neff


/s/ Dan L. Shunk          Director                                March 31, 2000
------------------------
Dan L. Shunk

                               SITEK, INCORPORATED
                               (THE "REGISTRANT")

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT


Exhibit                                                         Incorporated
Number           Description                 Filed Herewith     by Reference
------           -----------                 --------------     ------------
4.1      Certificate of Incorporation                          Incorporated
         of the Registrant                                     by reference
                                                               from Registrant's
                                                               Form 10-K filed
                                                               on April 17, 1998

4.2      Bylaws of the Registrant                              Incorporated
                                                               by reference
                                                               from Registrant's
                                                               Form 10-K filed
                                                               on April 17, 1998

4.3      Sitek, Incorporated                       X
         1999 Stock Incentive Plan

5.1      Opinion of Counsel                        X

23.1     Consent of Independent Auditors           X

23.2     Consent of Counsel               Contained in opinion
                                          filed as Exhibit 5.1

24       Powers of Attorney               Signature page to
                                          this registration
                                          statement